Exhibit 10.2

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (“Agreement”) is entered into by and between Accelerant Holdings (the “Company”) and Linda S. Huber (the “Employee”) (each, a “Party” and collectively, the “Parties”) as of the 18th day of March, 2026 and effective as of 18 March 2026 (the “Effective Date”).

1. Employment and Consideration. Employee is an employee of the Company and/or one or more of its directly or indirectly controlled subsidiaries (collectively, the “Group”). In connection herewith, the Employee is entering into an employment agreement with the Company and/or one or more other members of the Group (each, an “Employment Agreement”). As a condition to and as consideration for Company’s and each such Group member’s entry into such Employment Agreement, including the severance benefits provided thereunder, the Employee desires and agrees to enter into this Agreement as of the Effective Date.

2. Restrictive Covenants.

(a)

In General. The Employee undertakes to the Group that he will not, without the prior written consent of the Company, on his own behalf or on behalf of, or in conjunction with, any company, firm or other person: (i) for a period of twelve (12) months from and after the termination of his employment with all members of the Group (the “Termination Date”), be engaged, interested or concerned whether as principal, agent, representative, partner, director, employee, joint venture, investor, consultant or any other capacity in any Competing Business, except that the Employee may hold up to 5% of any class or securities of any company listed or dealt in on a recognized investment exchange, (ii) for a period of twelve (12) months from the Termination Date, on behalf of a Competing Business: (A) be involved with the provision of goods or services to, or otherwise have any business dealings with any Client in relation to Restricted Goods or Services; or (B) be involved with the provision of goods or services to, or otherwise have any business dealings with any Prospective Client in relation to Restricted Goods or Services, (iii) during his employment with the Company or any other member of the Group, on behalf of a Competing Business entice or solicit, or endeavor to entice or solicit, any Client to provide business in relation to Restricted Goods or Services; (iv) for a period of twelve (12) months from and after the Termination Date, on behalf of a Competing Business entice or solicit, or endeavor to entice or solicit, any Prospective Client to provide business in relation to Restricted Goods or Services; (v) for a period of twelve (12) months from the Termination Date be directly involved in the employment of any Key Employee with a view to such Key Employee working for or providing services to a Competing Business (other than general advertisements not directed to employees of the Company); or (vi) for a period of twelve (12) months from the Termination Date, entice or solicit, or endeavor to entice or solicit, any Key Employee away from any member of the Group, with a view to such Key Employee working for or providing services to a Competing Business (other than general advertisements not directed to employees of the Company); (vii) for a period of twelve (12) months from the Termination Date, entice or solicit, or endeavor to entice or solicit, any Supplier away from any member of the Group, with a view to such Supplier providing goods or services to a Competing Business; or (viii) at any time after the Termination Date, represent himself as connected with the any member of the Group in any capacity, other than as a former employee, director or (if that is the case) shareholder, or use any registered business names or trading names associated with any member of the Group. Notwithstanding anything in this Agreement to the contrary, the provisions of clauses (i) and (ii) of this Section 2(a) shall not apply to Employee’s activities, engagement or interest with respect to the companies set forth on Exhibit A, which are businesses he currently owns or currently serves as a director; provided, however, that so long as Employee is employed by the Company, Employee shall make complete and prompt disclosures to the Company’s Board of Directors concerning any actual or potential conflict of interest that may arise from Employee’s activities for, engagement by or interest in the companies set forth on Exhibit A.

(b)

Non-Disparagement. Whether during or after the term of the Employee’s service as an employee of or consultant to any member of the Group, the Employee shall not disparage, defame or discredit any member of the Group or any of the Company’s direct or indirect shareholders or Affiliates, nor shall the Employee interfere with or disrupt the business activities of any member of the Group or any of the Company’s direct or indirect shareholders or Affiliates, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any member of the Group or any of the Company’s direct or indirect shareholders or Affiliates; provided, however, that nothing in this subsection (b) or elsewhere in this Agreement shall prevent the Employee from engaging in “whistle-blowing” or other activities expressly protected by applicable law, to the extent so protected. In addition, the Company agrees that no member of the Group shall disparage, defame or discredit the Employee, whether during or after the term of the Employee’s service as an employee of or consultant to any member of the Group.

(c)

Intellectual Property. In the event that during the Employee’s service as an employee of, or consultant to, the Company or any other member of the Group the Employee generates, authors, conceives, develops, acquires, makes, reduces to practice or contributes to any Intellectual Property in connection with his service as an employee of, or a consultant to, any member of the Group, the Employee acknowledges that such Intellectual Property shall be the exclusive property of the Company or the applicable member of the Group, and the Employee hereby irrevocably waives any right he may have to be identified of the owner of Intellectual Property or otherwise obtain any benefit in relation thereto. Notwithstanding the foregoing, the Employee shall (to the extent permitted by law) take all reasonable steps and give all declarations reasonably required or requested by the Company or the applicable member of the Group to assign the Employee’s entire right, title and interest in and to all Intellectual Property to the Company or the applicable member of the Group. The Employee acknowledges that, except as expressly set forth on Exhibit B hereto, the Employee does not now nor has the Employee ever owned, nor has the Employee ever made, prior to the commencement of the Employee’s service as an employee of or consultant to the Company or any Group member, any Intellectual Property that relates to the Company’s or any other Group member’s actual or anticipated business, research and development or existing or planned future products or services.

(d)

Company Information. Subject to the exceptions set forth in Paragraph (f) , the Employee acknowledges that during and after the conclusion of his employment, he remains bound by a duty of confidentiality to the Company and the other Group members to maintain the confidentiality of the confidential and/or proprietary information of the Company and such Group members consistent with the policies of the Company and such Group members and the Employee’s agreements with the Company and any of such Group Members, including this Restrictive Covenants Agreement and any Employment Agreement), and/or common law, and Employee affirms that Employee has not divulged any proprietary or confidential information of the Company or any Group member.

(e)

Third Party Information. The Employee understands that the Company and other members of the Group will receive Third Party Information subject to a duty on the Company’s and/or the applicable Group members’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employee’s service as an employee of, or consultant to, the Company or any other member of the Group and thereafter, the Employee has held and will hold Third Party Information in the strictest confidence and has not disclosed and will not disclose to anyone (other than personnel and consultants of the Company and applicable members of the Group who need to know such information in connection with their work for the Company or any such Group member) or use, except in connection with the Employee’s work for the Company or other member of the Group, Third Party Information, unless expressly authorized by the Company and/or the applicable members of the Group in writing or expressly permitted by law.

(f)

Subject to the exceptions set forth below, Employee acknowledges that, notwithstanding any in this Agreement, any Company or Group member policy, or any other agreement between Employee and the Company or any other Group member that could be read to the contrary, Employee (or his counsel) is not prohibited, limited or otherwise restricted from initiating communications directly with, responding to any inquiry from, volunteering information (including confidential or proprietary information of the Company of any other Group member) to, or providing testimony before, the Securities and Exchange Commission, the Department of Justice, FINRA, any other self-regulatory organization or any other governmental authority, in connection with any reporting of, investigation into, or proceeding regarding suspected violations of law, and that Employee is not required to advise or seek permission from the Company or any other Group member before or after engaging in any such activity. Employee further acknowledges that, in connection with any such activity, Employee must inform such governmental authority of the confidential nature of any confidential information provided by Employee. Despite the foregoing, Employee is not permitted to reveal to any third-party, including any governmental, law enforcement, or regulatory authority, information Employee came to learn during the course of employment with the Company or any other Group member that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege or the attorney work product doctrine; neither the Company nor any other Group member waives any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. Employee is notified that, pursuant to federal law (the Defend Trade Secrets Act of 2016), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit against the Company or any other Group member for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(g)

Trade Secrets. During the Employee’s service as an employee of, or consultant to, the Company or any other member of the Group, the Employee has not improperly used or disclosed and will not improperly use or disclose any trade secrets or other Confidential Information, if any, of any former employers or any other person to whom the Employee has an obligation of confidentiality, and will not bring onto the premises of the Company or any other member of the Group any unpublished documents or any property belonging to any former employer or any other person to whom the Employee has an obligation of confidentiality unless consented to in writing by the former employer or person. The Employee will use in the performance of the Employee’s duties only information which is (i) generally known and used by persons with training and experience comparable to the Employee’s and which is (x) common knowledge in the industry, or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any member of the Group, or (iii) in the case of materials, property or information belonging to any former employer or other person to whom the Employee has an obligation of confidentiality, approved for such use in writing by such former employer or person. Furthermore, the Employee acknowledges that in the course of the Employee’s service as an employee of, or consultant to, the Company or any other member of the Group that the Employee may become familiar with the Company’s or another member of the Group’s trade secrets, that the Employee has and will become familiar with the Confidential Information concerning the Company and the other members of the Group, and that the Employee’s services are and will be of special, unique and extraordinary value to the Company and the other members of the Group.

(h)

Reasonableness; Severability. The Employee acknowledges that the terms of this Section 2 are reasonable and necessary for the protection of the Company or the other Group members, and are an essential inducement to the Company’s and other applicable Group members’ entry into the Employment Agreement. Accordingly, the Employee shall be bound by the provisions hereof to the maximum extent permitted by applicable law, it being the intent and spirit of the Parties that the terms of this Section 2 be fully enforceable. However, the Parties further agree that, if any of the provisions of this Section 2 shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain. Each of the restrictions set for the above is intended to be entirely separate and severable and if one or more restrictions is found void or unenforceable, the validity of the remaining restrictions shall not be affected.

(i)

Remedies. The Employee acknowledges that the services to be rendered by the Employee to the Company and/or other Group members are of a unique nature and that it would be difficult or impossible to replace such services. Further, Employee acknowledges that the provisions set forth above are necessary and reasonable to protect the goodwill and confidential and proprietary information of the Company and/or other Group members and, further, that a breach or threatened breach by Employee of such obligations will cause serious and irreparable harm to the Company for which it shall have no adequate remedy at law. Therefore, in addition to any other rights and remedies that the Company may have, Employee agrees that the Company, without posting any bond, shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction and other equitable relief to prevent such a threatened, actual, or continuing breach.

3. Personal Data. The Company may process Employee’s personal data, and shall do so in accordance with, and for the purposes set out in: (i) the Company’s Employee Privacy Notice, which can be obtained from the Company; and (ii) this Agreement. Employee understands and acknowledges that the Company, Employee’s employer and other Group members hold certain personal information regarding the Employee for the purpose of managing and administering this Agreement and the Employment Agreement. Employee further understands and acknowledges that the Company and/or its Affiliates will transfer data among themselves as necessary for the purpose of implementation, administration and management of the Employee’s employment and services, and that the Company and/or any applicable Group member may each further transfer data to any third party assisting the Company in the implementation, administration and management of such employment and services. Employee understands and acknowledges that the recipients of data may be located in the United States or elsewhere.

4. Entire Agreement; Governing Law. This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in its their entirety all prior undertakings and agreements of the Company (and/or any Group member employing or retaining Employee) and Employee with respect to the subject matter hereof, and may not be modified adversely to Employee’s interest except by means of a writing signed by the Company and Employee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

5. Arbitration of Disputes. Both Parties agree that any dispute, claim, controversy or cause of action, in law, directly or indirectly relating to or arising at any time out of or related to this Agreement, the validity hereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall, to the fullest extent permitted by law, be exclusively determined by final, binding, and confidential arbitration in Fulton County, Georgia, conducted by the American Arbitration Association (“AAA”), or its successor, pursuant to the commercial rules of the AAA, or, if the arbitrator and the Parties agree, the Employment Arbitration Rules of the AAA, which may be downloaded from www.adr.org. Notwithstanding the foregoing, the Parties agree that any application for temporary injunctive relief may be heard in any court of competent jurisdiction or in such arbitration. Arbitration and not a trial by a jury or court shall be the exclusive method for resolving any claim covered by this Agreement. The provisions of this Agreement related to arbitration shall be governed by and shall be enforced pursuant to the Federal Arbitration Act (the “FAA”). The arbitration will be heard by a neutral arbitrator selected by the Parties through the selection process of the AAA. Except where prohibited by federal law, all arbitrations shall be conducted on an individual basis only, and no class, collective, or representative action shall be permitted. The application and interpretation of this class/collective action waiver shall be determined by a court and not the arbitrator. No arbitrator shall have the right or authority to hear or conduct an arbitration on a class, collective, or representative basis unless all Parties agree to such consolidation, in writing.

In adjudicating the claim(s), the substantive laws of the federal, state, or local law under which the claim arises shall be applied. To the extent any of the provisions in this Agreement conflict with any relevant arbitration rules of the AAA, this Agreement shall prevail. Other rules: (i) the arbitration will take place in a location determined by the arbitrator, but which location shall be within Fulton County, Georgia; (ii) the arbitrator shall apply the Federal Rules of Civil Procedure (except for Rules 23 and 26) and the Federal Rules of Evidence; (iii) the arbitrator shall have the authority to issue an award or partial award without conducting an arbitration hearing on the grounds that there is no claim stated on which relief can be granted or that there is no genuine issue as to any material fact and that a party is entitled to a judgment as a matter of law, consistent with Rule 12 or Rule 56 of the Federal Rules of Civil Procedure; (iv) for good cause shown, to prevent injustice, and to prevent discovery costs disproportionate to the value of the actual claim, the arbitrator may impose limitations on discovery and may further require either cost-shifting or cost-sharing related to discovery, including, but not limited to discovery of electronically stored information; (v) there shall be one arbitrator for the matter up and through submission and determination of a motion for summary judgment. If a summary judgment is made, the arbitrator must render a written and detailed opinion on that motion within sixty (60) calendar days of submission of all supporting and opposition papers. If the summary judgment is in any part denied, the claims which survive summary judgment shall proceed to hearing before another arbitrator, who did not hear the summary judgment motion. That arbitrator shall be selected from a new list of proposed arbitrators to be provided by AAA (using its neutral selection process). If no summary judgment is filed then no new arbitrator will be selected to hear the matter, as the original arbitrator will retain jurisdiction; and (vi) all arbitration proceedings under this arbitration agreement are private and confidential, unless applicable law provides to the contrary or unless disclosure is necessary to compel arbitration or enforce an award, or to comply with a court order or a subpoena. The arbitrator shall maintain the privacy and confidentiality of the arbitration hearing unless applicable law provides to the contrary. The arbitrator shall have the authority to make appropriate rulings to safeguard that confidentiality.

6. Jury Waiver. If any claim arising at any time between the Parties is found to not be subject to arbitration then, to the fullest extent permitted by law, Employee agrees that such claim shall be heard exclusively by a judge and without a jury.

7. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of Delaware without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either Party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

8. Amendment. This Agreement may not be modified, altered, or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

9. Definitions. For purposes of this Agreement:

(a)

“Affiliate”, when used with reference to any person or entity, means any other person or entity (i) Controlled by such first person or entity, (ii) capable of Controlling such first person or entity, or (iii) with which such first person or entity is under the common Control of another; provided that any person or entity serving as the investment advisor to or manager of a limited partnership shall be deemed an Affiliate of such limited partnership.

(b)

“Client” means any person, firm, company or other undertaking who, at any time during the 12-month period preceding the Termination Date, was a client of any Group member and as to whom the Employee either had contact with such client during such time, or received confidential information concerning such client.

(c)

“Competing Business” means any business in the relevant Territory which competes with any business carried on by the Company or any other Group member, in which the Employee was materially involved at any time during the 12-month period preceding the Termination Date.

(d)

“Confidential Information” information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company or any other Group member for the time being confidential to the Company or any Group member and trade secrets including, without limitation, technical data and know-how relating to the business of the Company, any Group member or any of their business contacts, including in particular (by way of illustration only and without limitation) any contracts between the Company and/or any Group member and any of their business partners, rate filings overseen by the Company and/or any Group member or its managing general agencies, underwriting data, any other general non-public information shared by managing general agency partners with the Company or any Group member, and details of reinsurance schemes.

(e)

“Control” means, in respect of any Person, the power to manage or govern such Person, or to appoint the managing and governing bodies of such Person or a majority of the members thereof, whether through the ownership of voting securities, by contract or otherwise (in such respect, a limited partnership shall be deemed to be Controlled by its general partner).

(f)

“Intellectual Property” means any discovery, formula, trade secret, invention, innovation, improvement, development, method of doing business, process, program, design, analysis, drawing, report, data, software, firmware, logo, device, method, product or any similar or related information, any copyrightable work or any proprietary information.

(g)

“Key Employee” means any person employed or engaged by the Company or any Group member for which the Employee was required to perform duties at any time during the 12-month period preceding the Termination Date in a senior sales, marketing, operations, underwriting, IT or executive management role or whose gross annual remuneration or fees (or, if part-time, the full-time equivalent) at the Termination Date was $150,000 or more (or the equivalent in any other currency as converted at the Termination Date) and with whom the Employee had material dealings.

(h)

“Prospective Client” means any person, firm, company or other undertaking with whom or which, at any time during the 12-month period preceding the Termination Date, the Company or any other Group member was in discussion with a view to providing goods or services, and in which discussions the Employee was involved (other than on a minimal basis) or about which discussions the Employee had access to Confidential Information.

(i)

“Restricted Goods or Services” means goods or services of the same type as, or similar to, goods and/or services supplied by the Company or any other Group member (i) at the Termination Date, or (ii) at any time during the 12-month period preceding the Termination Date.

(j)

“Supplier” means any person, firm, company or other undertaking who or which provides goods or services (other than utilities or administration related supplies) to the Company or any other Group member and with whom the Employee dealt to a material extent at any time during the 12-month period preceding the Termination Date.

(k)	“Territory” means any territory in which the Company or other Group member actually materially engaged in business during the 12-month period preceding the Termination Date.

(l)

“Third Party Information” means confidential or proprietary information received by the Company or any other Group member from any of its direct or indirect shareholders, Affiliates and/or another third party.

10. Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature.

[SIGNATURE PAGE FOLLOWS]

The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Accelerant Holdings

By:	/s/ Jeff Radke

Name: Jeff Radke

Its: CEO

Date: March 18, 2026

/s/ Linda S. Huber
Name: Linda S. Huber

Date: March 18, 2026

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